================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8 K/A

                       AMENDMENT NO. 2 TO CURRENT REPORT


    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  May 12, 1999



                             PLAINS RESOURCES INC.
              (Exact name of registrant as specified in charter)


       Delaware                     0-9808                  13-2898764
(State of Incorporation)     (Commission File No.)       (I.R.S. Employer
                                                        Identification No.)

      500 Dallas Street, Suite 700
            Houston, Texas                                    77002
(Address of Principal Executive Offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (713) 654-1414

================================================================================

The sole purpose of this amendment to the Registrant's Current Report on Form 8-K/A Amendment No. 1 dated May 12, 1999 and filed June 28, 1999, is to amend the pro forma financial statements, in their entirety. This amendment reflects adjustments made to pro forma entries K, M, N O and P.

Item 7. Financial Statements of Business Acquired and Exhibits

(a) Pro Forma Financial Information (unaudited)

    PLAINS RESOURCES INC.
     PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:

        Introduction                                                   F-1
        Pro Forma Consolidated Balance Sheet as of March 31, 1999 F-2 Pro Forma Consolidated Statement of Income for the three
         months ended March 31, 1999                                   F-3
        Pro Forma Consolidated Statement of Operations for the year
         ended December 31, 1998                                       F-4
        Notes to Pro Forma Consolidated Financial Statements           F-5

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 1999

                                             PLAINS RESOURCES INC.


                                             By:    /s/ Cynthia A. Feeback
                                                    ----------------------------
                                             Name:  Cynthia A. Feeback
                                             Title: Vice President - Accounting,
                                                     and Assistant Treasurer

                PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
                    PLAINS RESOURCES INC. AND SUBSIDIARIES


Introduction

     The accompanying unaudited pro forma consolidated financial statements are presented to reflect the acquisition of Scurlock Permian LLC and certain other pipeline assets (the "Scurlock Acquisition") from Marathon Ashland Petroleum LLC ("MAP") by Plains Scurlock Permian, L.P. ("Plains Scurlock"), a newly formed operating limited partnership of Plains All American Pipeline, L.P. ("PAA"). The Scurlock Acquisition was consummated on May 12, 1999, and has been accounted for using the purchase method of accounting. Plains Resources Inc. (the "Registrant") has a 57% ownership interest (59% subsequent to the Scurlock Acquisition and related transactions) in PAA, through which the Registrant's midstream operations are conducted. Plains All American Inc., a wholly owned subsidiary of the Registrant, is the general partner ("General Partner") of PAA. PAA's results are consolidated into the Registrant's results with the public's 43% ownership interest (41% subsequent to the Scurlock Acquisition and related transactions) reflected as a minority interest deduction from income. The pro forma financial statements are based upon the historical financial statements of the Registrant and the Scurlock Permian Businesses ("Scurlock"). The Scurlock financial statements pertain to the businesses sold to Plains Scurlock by MAP and represent a carve-out financial statement presentation of a MAP operating unit. Certain reclassifications have been made to the historical Scurlock financial statements to conform to PAA's presentation (see pro forma note K).

     The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of the future operations of the Registrant. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and the historical financial statements of Scurlock, included in Item 7(a) of Amendment No. 1 to Form 8-K/A filed with the Securities and Exchange Commission on June 28, 1999. In addition, reference should be made to the historical financial statements of PAA included in Form 10-K for the year ended December 31, 1998, and included in Form 10-Q for the three months ended March 31, 1999, filed with the Securities and Exchange Commission.

     The following unaudited pro forma consolidated financial statements have been prepared as if the Scurlock Acquisition and related transactions had taken place on March 31, 1999, in the case of the pro forma consolidated balance sheet or as of January 1, 1998, in the case of the pro forma consolidated statement of income for the three months ended March 31, 1999, and pro forma consolidated statement of operations for the year ended December 31, 1998.

                    PLAINS RESOURCES INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET (unaudited)
                                 MARCH 31, 1999
                                 (in thousands)

                                                                HISTORICAL
                                                       ---------------------------
                                                                          SCURLOCK
                                                          PLAINS          PERMIAN      PRO FORMA
                                                       RESOURCES INC.    BUSINESSES    ADJUSTMENTS    NOTE   PRO FORMA
                                                       --------------   -----------    -----------  -------  ---------
                                          ASSETS
CURRENT ASSETS
Cash and cash equivalents                              $          889   $        36    $   142,112    A     $      672
                                                                                          (142,365)   B
Accounts receivable                                           161,742       243,998         42,743    C        310,349
                                                                                           (10,499)   J
                                                                                          (127,635)   K
Inventory                                                      28,826        37,208        (16,057)   B         47,518
                                                                                            (2,459)   B
Prepaid expenses and other                                      2,464         2,988              -               5,452
                                                       --------------   -----------    -----------          ----------
Total current assets                                          193,921       284,230       (114,160)            363,991
                                                       --------------   -----------    -----------          ----------
PROPERTY AND EQUIPMENT
Oil and natural gas properties - full cost method             669,212             -              -             669,212
Crude oil pipeline, gathering and terminal assets             380,956       143,425        124,725    B        505,681
                                                                                          (138,287)   B
                                                                                            (5,138)   D
Other property and equipment                                    8,869             -          1,503    B         10,372
                                                       --------------   -----------    -----------          ----------
                                                            1,059,037       143,425        (17,197)          1,185,265
Less allowance for depreciation,
depletion and amortization                                   (382,382)      (15,215)        14,646    B       (382,382)
                                                                                               569    D
                                                       --------------   -----------    -----------          ----------
                                                              676,655       128,210         (1,982)            802,883
                                                       --------------   -----------    -----------          ----------
OTHER ASSETS                                                  134,405         4,218         16,057    B        153,562
                                                                                            (2,514)   B
                                                                                            (1,704)   B
                                                                                             3,100    B
                                                       --------------   -----------    -----------          ----------
                                                       $    1,004,981   $   416,658    $  (101,203)         $1,320,436
                                                       ==============   ===========    ===========          ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other current liabilities         $      190,063   $   310,477    $     1,000    B     $  363,400
                                                                                           (10,499)   J
                                                                                          (127,635)   K
Notes payable and other current obligations                     4,611             -              -               4,611
                                                       --------------   -----------    -----------          ----------
Total current liabilities                                     194,674       310,477       (137,134)            368,017
BANK DEBT                                                      76,800             -         25,000    A        101,800
BANK DEBT OF A SUBSIDIARY                                     181,000             -        117,112    A        298,112
SUBORDINATED DEBT                                             202,365             -              -             202,365
OTHER LONG-TERM DEBT                                            2,556             -              -               2,556
OTHER LONG-TERM LIABILITIES                                     7,678             -              -               7,678
                                                       --------------   -----------    -----------          ----------
                                                              665,073       310,477          4,978             980,528
                                                       --------------   -----------    -----------          ----------
MINORITY INTEREST                                             175,756             -              -             175,756
                                                       --------------   -----------    -----------          ----------
PARENT COMPANY INVESTMENT                                           -       106,181       (144,355)   B              -
                                                                                            42,743    C
                                                                                            (4,569)   D
                                                       --------------   -----------    -----------          ----------
SERIES E CUMULATIVE CONVERTIBLE
PREFERRED STOCK, STATED AT
LIQUIDATION PREFERENCE                                         90,517             -              -              90,517
                                                       --------------   -----------    -----------          ----------
NON-REDEEMABLE PREFERRED STOCK,
COMMON STOCK AND
OTHER STOCKHOLDERS' EQUITY
Series D Cumulative Convertible Preferred Stock                22,277             -              -              22,277
Common Stock                                                    1,689             -              -               1,689
Additional paid-in capital                                    124,815             -              -             124,815
Accumulated deficit                                           (75,146)            -              -             (75,146)
                                                       --------------   -----------    -----------          ----------
                                                               73,635             -              -              73,635
                                                       --------------   -----------    -----------          ----------
                                                       $    1,004,981   $   416,658    $  (101,203)         $1,320,436
                                                       ==============   ===========    ===========          ==========

           See notes to pro forma consolidated financial statements.

                    PLAINS RESOURCES INC. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENT OF INCOME  (unaudited)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                     (in thousands, except per share data)

                                                         HISTORICAL
                                                 ---------------------------
                                                                   SCURLOCK
                                                     PLAINS         PERMIAN      PRO FORMA
                                                 RESOURCES INC.   BUSINESSES    ADJUSTMENTS      NOTE     PRO FORMA
                                                 --------------   ----------    -----------    -------    ---------
REVENUES
Oil and natural gas sales                              $ 21,142   $       --      $      --                $ 21,142
Marketing, transportation, storage
 and terminalling revenues                              455,760      775,331           (493)   D            727,359
                                                                                    (26,511)   J
                                                                                   (476,728)   K
Interest and other income                                    69           --           (547)   D                519
                                                                                        997    K
                                                       --------    ---------      ---------                --------
                                                        476,971      775,331       (503,282)                749,020
                                                       --------    ---------      ---------                --------
EXPENSES
Production expenses                                      11,563           --             --                  11,563
Marketing, transportation, storage
 and terminalling expenses                              436,396      763,511            (94)   D            697,947
                                                                                       (569)   H
                                                                                       (372)   I
                                                                                    (26,511)   J
                                                                                   (474,974)   K
                                                                                       (498)   L
                                                                                      1,058    O
General and administrative                                4,062        7,956           (443)   D             11,084
                                                                                       (256)   H
                                                                                       (235)   L
Depreciation, depletion and amortization                  7,170        2,952            (59)   D              8,678
                                                                                      1,507    F
                                                                                     (2,892)   G
Taxes other than income taxes                                --          757           (757)   K                 --
Inventory market valuation credit                            --      (10,014)           515    P             (9,499)
Interest expense                                          8,753           --          2,654    E             11,407
                                                       --------    ---------      ---------                --------
                                                        467,944      765,162       (501,926)                731,180
                                                       --------    ---------      ---------                --------
Income before income taxes
 and minority interest                                    9,027       10,169         (1,356)                 17,840
Minority interest                                         4,820            -          3,598    M              8,418
                                                       --------    ---------      ---------                --------
Income before income taxes                                4,207       10,169         (4,954)                  9,422
Income tax expense:
  Current                                                     -            -              -                       -
  Deferred                                                1,641            -          2,034    N              3,675
                                                       --------    ---------      ---------                --------
NET INCOME                                                2,566       10,169         (6,988)                  5,747
Less:  cumulative preferred stock dividends               2,361            -              -                   2,361
                                                       --------    ---------      ---------                --------
NET INCOME AVAILABLE TO
 COMMON STOCKHOLDERS                                   $    205    $  10,169      $  (6,988)               $  3,386
                                                       ========    =========      =========                ========
EARNINGS PER COMMON SHARE:

  Basic                                                $   0.01                                            $   0.20
                                                       ========                                            ========
  Diluted                                              $   0.01                                            $   0.19
                                                       ========                                            ========


           See notes to pro forma consolidated financial statements.

                    PLAINS RESOURCES INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (unaudited)
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                     (in thousands, except per share data)

                                                            HISTORICAL
                                                    -----------------------
                                                      PLAINS       SCURLOCK
                                                     RESOURCES      PERMIAN      PRO FORMA
                                                       INC.       BUSINESSES    ADJUSTMENTS       NOTE        PRO FORMA
                                                    ----------    ----------    -----------       ----        ---------
REVENUES
Oil and natural gas sales                           $  102,754    $        _    $         _                  $  102,754
Marketing, transportation, storage
 and terminalling revenues                           1,129,689     3,773,536         (2,502)   D              2,364,304
                                                                                   (116,825)   J
                                                                                 (2,419,594)   K
Gain on formation of PAA                                60,815             -              -                      60,815
Interest and other income                                  834             -             65    D                  1,685
                                                                                        786    K
                                                    ----------    ----------    -----------                  ----------
                                                     1,294,092     3,773,536     (2,538,070)                  2,529,558
                                                    ----------    ----------    -----------                  ----------
EXPENSES
Production expenses                                     50,827             -              -                      50,827
Marketing, transportation, storage
 and terminalling expenses                           1,091,328     3,742,276         (1,451)   D              2,293,170
                                                                                     (2,277)   H
                                                                                     (1,460)   I
                                                                                   (116,825)   J
                                                                                 (2,416,155)   K
                                                                                     (2,781)   L
                                                                                        515    O
General and administrative                              10,778        31,033           (585)   D                 38,460
                                                                                     (1,023)   H
                                                                                     (1,743)   L
Depreciation, depletion and amortization                31,020        11,136           (248)   D                 37,046
                                                                                      6,026    F
                                                                                    (10,888)   G
Reduction in carrying cost of oil
 and natural gas properties                            173,874             -              -                     173,874
Taxes other than income taxes                                -         2,653         (2,653)   K                      -
Inventory market valuation charge                            -        10,014           (515)   P                  9,499
Interest expense                                        35,730             -         10,764    E                 46,494
                                                    ----------    ----------    -----------                  ----------
                                                     1,393,557     3,797,112     (2,541,299)                  2,649,370
                                                    ----------    ----------    -----------                  ----------
Loss before income taxes and minority interest         (99,465)      (23,576)         3,229                    (119,812)
Minority interest                                        1,809             -         (7,764)   M                 (5,955)
                                                    ----------    ----------    -----------                  ----------
Loss before income taxes                              (101,274)      (23,576)        10,993                    (113,857)
Income tax expense (benefit):
  Current                                                  862             -              -                         862
  Deferred                                             (43,582)            -         (4,907)   N                (48,489)
                                                    ----------    ----------    -----------                  ----------
NET LOSS                                               (58,554)      (23,576)        15,900                     (66,230)
Less:  cumulative preferred stock dividends              4,762             -              -                       4,762
                                                    ----------    ----------    -----------                  ----------
NET LOSS AVAILABLE TO
 COMMON STOCKHOLDERS                                $  (63,316)   $  (23,576)   $    15,900                  $  (70,992)
                                                    ==========    ==========    ===========                  ==========
LOSS PER COMMON SHARE:
Basic                                               $    (3.77)                                              $    (4.22)
                                                    ==========                                               ==========
Diluted                                             $    (3.77)                                              $    (4.22)
                                                    ==========                                               ==========



           See notes to pro forma consolidated financial statements.

                    PLAINS RESOURCES INC. AND SUBSIDIARIES
       NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

Introduction

     The accompanying unaudited pro forma consolidated financial statements are presented to reflect the acquisition of Scurlock Permian LLC and certain other pipeline assets (the "Scurlock Acquisition") from Marathon Ashland Petroleum LLC ("MAP") by Plains Scurlock Permian, L.P. ("Plains Scurlock"), a newly formed operating limited partnership of Plains All American Pipeline, L.P. ("PAA"). The Scurlock Acquisition was consummated on May 12, 1999, and has been accounted for using the purchase method of accounting. Plains Resources Inc. (the "Registrant") has a 57% ownership interest (59% subsequent to the Scurlock Acquisition and related transactions) in PAA, through which the Registrant's midstream operations are conducted. Plains All American Inc., a wholly owned subsidiary of the Registrant, is the general partner ("General Partner") of PAA. PAA's results are consolidated into the Registrant's results with the public's 43% ownership interest (41% subsequent to the Scurlock Acquisition and related transactions) reflected as a minority interest deduction from income. The pro forma financial statements are based upon the historical financial statements of the Registrant and the Scurlock Permian Businesses ("Scurlock"). The Scurlock financial statements pertain to the businesses sold to Plains Scurlock by MAP and represent a carve-out financial statement presentation of a MAP operating unit. Certain reclassifications have been made to the historical Scurlock financial statements to conform to PAA's presentation (see pro forma footnote K).

     The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of the future operations of the Registrant. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and the historical financial statements of Scurlock, included in Item 7(a) of Amendment No. 1 to Form 8-K/A filed with the Securities and Exchange Commission on June 28, 1999. In addition, reference should be made to the historical financial statements of PAA included in Form 10-K for the year ended December 31, 1998, and included in Form 10-Q for the three months ended March 31, 1999, filed with the Securities and Exchange Commission.

     The following unaudited pro forma consolidated financial statements have been prepared as if the Scurlock Acquisition and related transactions had taken place on March 31, 1999, in the case of the pro forma consolidated balance sheet or as of January 1, 1998 in the case of the pro forma consolidated statement of income for the three months ended March 31, 1999, and pro forma consolidated statement of operations for the year ended December 31, 1998.

     In addition to the pro forma adjustments below, PAA estimates that certain costs which are included in the historical financial statements of Scurlock will not be incurred by PAA in its operations of Scurlock. Such amounts include (i) approximately $1.4 million of severance costs included in the Scurlock historical statement of operations for the year ended December 31, 1998, related to staff reductions implemented by Scurlock in the fourth quarter of 1998 for employees that PAA does not plan to replace, (ii) approximately $2.5 million of compensation and benefits expense related to the staff reductions discussed in item (i) which are included in the Scurlock historical statement of operations for the year ended December 31 1998, and (iii) approximately $1.1 million and $3.5 million which are reflected in the Scurlock historical statement of operations for the three months ended March 31, 1999, and the year ended December 31, 1998, respectively, for amounts of corporate overhead allocated by MAP to Scurlock.

Pro Forma Adjustments

     A. Reflects the financing for the Scurlock Acquisition which was provided through (i) borrowings of approximately $92 million under Plains Scurlock's limited recourse bank facility with BankBoston, N.A. (the "Plains Scurlock Credit Facility"), (ii) the sale to the General Partner of 1.3 million Class B Common Units of PAA ("Class B Units") at $19.125 per unit, the price equal to the market value of PAA's common units, for a total cash consideration of $25 million and (iii) a $25 million draw under PAA's existing revolving credit agreement. In addition, the General Partner's $0.3 million capital contribution resulting from the sale of the Class B Units is reflected. The funds for the purchase of the Class B Units by the General Partner were provided through a capital contribution by the Registrant which was financed by the Registrant's revolving credit facility (the "Revolving Credit Facility").

     The Class B Units are initially pari passu with Common Units with respect to distributions, and after six months are convertible into Common Units upon approval of a majority of Common Unitholders. After such six month period, the Class B Unitholder may request that PAA call a meeting of Common Unitholders to consider approval of the conversion of Class B Units into Common Units. If the approval of such conversion by the Common Unitholders is not obtained within 120 days of such request (the "Initial Approval Period"), the Class B Unitholders will be entitled to receive distributions, on a per unit basis, equal to 110% of the amount of distributions paid on a Common Unit, with such distribution right increasing to 115% if such approval is not secured within 90 days after the end of the Initial Approval Period. Except for the vote to approve the conversion, Class B Units have the same voting rights as the Common Units.

     B. Reflects the consummation of the Scurlock Acquisition and the related purchase accounting entries. The purchase price was allocated in accordance with APB 16 as follows (in thousands):

   Crude oil pipeline, gathering and terminal assets     $124,725
   Other property and equipment                             1,503
   Pipeline linefill                                       16,057
   Debt issue costs                                         3,100
   Net working capital items                               (3,020)
                                                         --------
   Cash paid                                             $142,365
                                                         ========

     The purchase price allocation was based on preliminary estimates of fair value and is subject to adjustment as additional information becomes available and is evaluated. Approximately $16.0 million representing minimum amounts of crude oil which are required to operate Scurlock's pipeline and gathering assets have been classified as pipeline linefill, a long-term asset. Pipeline linefill was classified as a current asset and included in inventory by Scurlock. Approximately $1.7 million of intangible assets and $2.5 million of materials and supplies inventory reflected in Scurlock's historical balance sheet has been eliminated in the purchase accounting entries. In addition, approximately $2.5 million representing Scurlock's 50% investment in a crude oil tank has been reclassified as property and equipment from other assets and included in the purchase price allocation based on PAA's valuation of such asset.

     The purchase accounting entries include a $1.0 million accrual for estimated environmental remediation. Under the agreement for the sale of Scurlock by MAP to Plains Scurlock, MAP has agreed to indemnify and hold harmless Scurlock and Plains Scurlock for claims, liabilities and losses (collectively "Losses") resulting from any act or omission attributable to Scurlock's business or properties occurring prior to the date of the closing of such sale to the extent the aggregate amount of such Losses exceed $1 million; provided however, that claims for such Losses must be asserted by Scurlock against MAP on or before May 15, 2003.

     C. Reflects the reclassification of net Scurlock receivables from MAP for crude oil purchases. Such amounts, which were paid by MAP in cash subsequent to March 31, 1999, were reflected in the Scurlock historical financial statements as a component of Parent Company Investment.

     D. Reflects the elimination of certain assets that were not purchased by PAA, including associated revenues and expenses.

     E. Reflects pro forma interest expense on (i) borrowings of approximately $92 million under the Plains Scurlock Credit Facility, (ii) borrowings of $25 million under PAA's existing credit facility and (iii) borrowings of $25 million under the Revolving Credit Facility. PAA has entered into a series of 21 month interest rate collars, which provide for a floor of 5.04% and a ceiling of 6.5% on a notional principal amount of $90 million of the LIBOR portion outstanding under the Plains Scurlock Credit Facility. Pro forma interest expense was calculated based on a composite annual interest rate of 7.6%. The effect of a 1/8% change in the pro forma interest rate would be approximately $46,000 for the three months ended March 31, 1999 and approximately $186,000 for the year ended December 31, 1998.

     F. Reflects pro forma depreciation and amortization expense based on the purchase price of the Scurlock assets by Plains Scurlock. The pro forma composite useful depreciable life of the fixed assets acquired is 23 years. Debt issue costs incurred in connection with the Scurlock Acquisition are amortized using the straight-line method over five years, the term of the Plains Scurlock Credit Facility.

     G. Reflects the elimination of historical Scurlock depreciation and amortization expense.

     H. Reflects the reduction in compensation and benefits expense due to staff terminations implemented by PAA at May 12, 1999. PAA has no plans to replace these personnel. Such amounts reflect the historical compensation expenses incurred by Scurlock. The termination of personnel is not expected to adversely impact the Registrant's revenues or costs.

     I. Reflects the cost reduction for services provided to Scurlock by MAP related to the operation of certain pipeline assets. The Scurlock Acquisition agreement provides for a reduced cost for such services subsequent to the acquisition date.

     J. Reflects the elimination of historical sales and purchases and associated receivables and payables between Scurlock, PAA and the Registrant.

     K. Reflects the reclassification of certain items to conform to the classification of such items in the Registrant's historical financial statements. In addition, in order to make the Scurlock financial data consistent with that of PAA, purchases and sales have been adjusted to exclude buy/sell activity where like volumes are purchased with the same customer with no effect on net income; likewise, accounts receivable and accounts payable balances have been netted to reflect these transactions.

     L. Reflects the elimination of expenses associated with MAP's profit sharing and post retirement pension, health and benefit plans in which Scurlock's employees are no longer entitled to participate so that cost of sales and operations and general and administrative expense reflect the ongoing cost of employee benefits to the Registrant.

     M. Reflects the minority interest in the pro forma net income (loss) of PAA resulting from the Scurlock Acquisition.

     N. Reflects income tax expense on pro forma pre-tax income based on an effective tax rate of 39% which is the estimated tax rate of the Registrant.

     O. Reflects the restatement of Scurlock's inventory at average cost, which is the inventory costing method utilized by PAA. Scurlock utilized the LIFO method to determine inventory cost.

     P. Reflects the adjustment of the historical market valuation charge/credit reflected in Scurlock's historical financial statements to reflect such amounts based on the average cost inventory method utilized by PAA.